UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022 (February 15, 2022)

Old National Bancorp
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Main Street, Evansville, Indiana 47708
(Address of principal executive offices) (Zip Code)

N/A
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ONB	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	ONBPP	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	ONBPO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 16, 2022, First Midwest Bancorp, Inc. (“First Midwest”) and Old National Bancorp (“Old National”) issued a joint press release announcing the closing of the merger of First Midwest and Old National (the “Merger”), with Old National as the surviving corporation in the Merger, pursuant to the Agreement and Plan of Merger, dated as of May 30, 2021, by and between First Midwest and Old National.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

The following exhibits are filed as part of this Current Report:

Exhibit Number	Description
99.1	Joint Press Release of First Midwest Bancorp, Inc. and Old National Bancorp, dated as of February 16, 2022.
101	Cover Page Interactive Data – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: February 16, 2022	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos
Chief Legal Officer and Corporate Secretary